Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 27, 2014, is by and among Crocs, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule 1 hereto (collectively, the “Purchasers”). The Purchasers and any other Person who may become a party hereto pursuant to Section 11(c) are referred to individually as a “Shareholder” and collectively as the “Shareholders.”

WHEREAS, the Company and Blackstone Capital Partners VI L.P., a Delaware limited partnership (the “Initial Purchaser Representative”) are parties to the Investment Agreement, dated as of December 28, 2013, as amended by the First Amendment to the Investment Agreement, dated as of January 27, 2014 (as it may be further amended, supplemented or otherwise modified from time to time, the “Investment Agreement”); and

WHEREAS, in accordance with Section 6.8 of the Investment Agreement, the Initial Purchaser Representative transferred and assigned rights, interests and obligations under the Investment Agreement to the Purchasers pursuant to the Assignment and Assumption Agreement among the Initial Purchaser Representative, the Purchasers and the Company, dated as of January 27, 2014; and

WHEREAS, the Purchasers desire to have, and the Company desires to grant, certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Investment Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company’s board of directors (after consultation with legal counsel): (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” shall have the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Certificate of Designations” shall mean that certain Certificate of Designations of the Company, setting forth the rights, privileges, preferences and restrictions of the Convertible Preferred Stock, dated as of the date hereof, as the same may be amended from time to time.

“Common Stock” shall mean all shares currently or hereafter existing of Common Stock, par value $0.001 per share, of the Company.

“Convertible Preferred Stock” shall mean all shares currently or hereafter existing of Series A Preferred Stock.

“Demand Notice” shall have the meaning set forth in Section 3(a).

“Demand Registration” shall have the meaning set forth in Section 3(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“Investment Agreement” shall have the meaning set forth in the recitals.

“Long-Form Registration” shall have the meaning set forth in Section 3(a).

“Losses” shall have the meaning set forth in Section 8(a).

“Marketed Offering” shall mean a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Shareholders following formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a).

“Piggyback Registration” shall have the meaning set forth in Section 4(a).

“Piggyback Request” shall have the meaning set forth in Section 4(a).

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean, as of any date of determination, the Convertible Preferred Stock issued to the Initial Purchaser Representative pursuant to the Investment Agreement (whether or not subsequently transferred to any Shareholder), and any Common Stock hereafter acquired by the Purchasers or any Shareholder pursuant to the conversion of the Convertible Preferred Stock, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) the holder thereof, together with its, his or her affiliates, beneficially owns less than 1.0% of the shares of Common Stock (including all shares issuable upon the conversion of all Convertible

Preferred Stock) at such time and such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations or manner of sale limitations thereunder, provided that at such time such Registrable Securities bear no legends restricting the transfer thereof, or (iii) they shall have ceased to be outstanding.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders” shall have the meaning set forth in the preamble.

“Shelf Offering” shall have the meaning set forth in Section 4(c).

“Short-Form Registration” shall have the meaning set forth in Section 3(a).

“Take-Down Notice” shall have the meaning set forth in Section 4(c).

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 2. Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Shareholder.

Section 3. Demand Registrations.

(a) Requests for Registration. Subject to the following paragraphs of this Section 3(a), one or more Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, unless all Shareholders delivering such notice request otherwise, shall be (i) filed pursuant to Rule 415 under the Securities Act and (ii) if the Company is a Well-Known Seasoned Issuer at the time of filing such registration statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (“Short-Form Registrations”) or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement within 30 days following receipt of such Demand Notice in the case of a Short-Form Registration or within 90 days following receipt of such Demand Notice in the case of a Long-Form Registration; provided, however, that, unless a

Shareholder requests to have registered all of its Registrable Securities, a Demand Notice for a Marketed Offering may only be made if the sale of the Registrable Securities requested to be registered by such Shareholders is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with such Demand Notice as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. Notwithstanding anything to the contrary in this Agreement, no later than the Mandatory Conversion Date (as defined in the Certificate of Designations), the Company shall register pursuant to Rule 415 under the Securities Act and cause to be then effective an Automatic Shelf Registration Statement or, if the Company is not then eligible to use an Automatic Shelf Registration Statement, another Short-Form Registration, registering all of the Registrable Securities to be received by the Shareholders as a result of the conversion of such Shareholders’ Convertible Preferred Stock on the Mandatory Conversion Date and all other Registrable Securities (including all shares issuable upon the conversion of all Convertible Preferred Stock) not previously so registered pursuant to a then effective registration statement (and, in each case, the offer, sale and distribution thereof); provided, however, that if the Company is not then eligible to use an Automatic Shelf Registration Statement or another Short-Form Registration, the Company may comply with the foregoing through a Long-Form Registration that is available for the immediate offer, sale and distribution by the Shareholders of all such Registrable Securities.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3(a), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 3(e), if (x) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (i) does not become effective, or (ii) is not maintained effective for the period required pursuant to this Section 3 or (y) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period or (z) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Shareholders’ actions.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended method(s) of disposition thereof.

Except as otherwise agreed by all Shareholders with Registrable Securities subject to a Demand Registration, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period upon which all Shareholders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold.

Within five business days after receipt by the Company of a Demand Notice pursuant to this Section 3(a), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 3(b), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 business days after the date that such notice has been delivered; provided that such holders must agree to the method of distribution proposed by the Shareholders who delivered the Demand Notice and, in connection with any underwritten registration, such holders (together with the Company and the other holders including securities in such underwritten registration) must enter into an underwriting agreement in the form reasonably approved by the Company and the Shareholders holding the majority of the Registrable Securities. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s)

advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such offering (including securities proposed to be included by other holders entitled to include such securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i) first, pro rata among the holders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and

(ii) second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

No Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitations shall be included in such offering.

(c) Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 75 days, the filing (but not the preparation) of a Registration Statement if the Company delivers to the Shareholders requesting registration a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration; provided, however, that with respect to each 12-month period, the 75-day maximum described in this sentence will be reduced by one day for each day during which holders of Registrable Securities are required to discontinue disposition of securities pursuant to the last paragraph of Section 6. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Shareholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(o). If the Company shall so postpone the filing of a Registration Statement, the Shareholders requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Company within 10 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Shareholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event such Shareholders do not so withdraw the request for registration, the Company shall continue to prepare a Registration Statement during such postponement such that, if it exercises its rights under this Section 3(c), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(d) Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 3 shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, that such Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 3(e) if in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally.

(e) Number of Demand Notices. In connection with the provisions of this Section 3, the Shareholders collectively shall have (i) three Demand Notices in connection with Marketed Offerings, which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided, that in connection therewith the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”), and (ii)three additional Demand Notices (other than in connection with a Marketed Offering), which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided, that (A) in connection therewith the Company shall not be obligated to cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement and such officers will not be obligated to participate in any “road shows,” and (B) the Shareholders may not make more than three Demand Registration requests in any 365-day period.

Section 4. Piggyback Registration; Shelf Take Down.

(a) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Registrable Securities, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than five business days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (each, a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within 10 business days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(b) Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all Registrable Securities requested to be included in such registration pursuant to Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and (iii) third, all other securities requested to be included in such Registration Statement; provided that holders may, prior to the earlier of the (i) effectiveness of the Registration Statement and (ii) time at which the offering price and/or underwriter’s discount are determined with the managing underwriter(s), withdraw their request to be included in such registration pursuant to this Section 4.

(c) Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 3 or Section 4 (or otherwise) is effective, if any Shareholder delivers a notice to the Company (each, a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (each, a “Shelf Offering”), then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)). In connection with any Shelf Offering, including any Shelf Offering that is a Marketed Offering:

(i) such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf registration statement and permit each such holder to include its Registrable Securities included on the shelf registration statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five days after delivery of the Take-Down Notice to such holder; and

(ii) if the Shelf Offering is underwritten, in the event that the managing underwriter(s) of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration;

provided, however, that each Shelf Offering that is a Marketed Offering initiated by a Shareholder shall be deemed to be a demand subject to the provisions of Section 3(a) (subject to Section 3(d)), and shall decrease by one the number of Demand Notices the Shareholders are entitled to pursuant to Section 3(e)(i).

Section 5. Restrictions on Public Sale by Holders of Registrable Securities.

(a) If any registration pursuant to Section 3 or Section 4 of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Section 4(c) hereof), the Company will cause each of its executive officers and directors to sign a customary “lock-up” agreement containing provisions consistent with those contemplated pursuant to Section 5(b); and (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Section 4(c) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (plus, a then customary “booster shot” extension required to permit research analysts to publish research reports compliant with Rule 139 under the Securities Act pursuant to FINRA Rule 2711 (or a successor thereto)) after the date of the Prospectus for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

(b) Each holder of Registrable Securities agrees with all other holders of Registrable Securities and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, as applicable, if requested in writing by the managing underwriter or underwriters in such offering, it will not (i) effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, or (ii) give any Demand Notice during the period commencing on the date of the Prospectus pursuant to which such underwritten public offering may be made and continuing for not more than 90 days after the date of such Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), plus a then customary “booster shot” extension required to permit research analysts to publish research reports compliant with Rule 139 under the Securities Act pursuant to FINRA Rule 2711 (or a successor thereto). In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, the Company, or, if Shareholders will be selling more Registrable Securities in the offering than the Company, Shareholders holding a majority of the Registrable Securities shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders agree to execute the form so negotiated; provided, that the form so negotiated is reasonably acceptable to the Company or the Shareholders, as applicable, and consistent with the agreement set forth in this Section 5 and that the Company’s executive officers and directors shall also have executed such form of agreement so negotiated.

Section 6. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as expeditiously as possible to the extent applicable, to:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c) notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e) if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;

(g) deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i) cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(j) upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m) cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(n) enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

(o) in connection with a customary due diligence review, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor); and

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the use reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 6(c) (ii), (iii), (iv) or (v), such holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7. Registration Expenses. All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including without limitation (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance) and all reasonable fees and expenses of one counsel retained by the holders of Registrable Securities, shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the holders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all reasonably foreseeable losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, in each case arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each such underwriter, and each Person who controls any such underwriter, for any reasonable and documented out-of-pocket legal and any other expenses actually incurred in connection with investigating and defending or, subject to the last sentence of this Section 8(a), settling any such Loss or action, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder or underwriter, but only if such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its Subsidiaries, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each their respective officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company, its Subsidiaries , each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each their respective officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees for any reasonable and documented out-of-pocket legal or any other expenses actually incurred in connection with investigating or defending any such Loss or action, subject to the immediately following proviso, settling any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 8(b) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (each, an “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 8) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable all holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

Section 10. Underwritten Registrations. In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by the Shareholders holding the majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by such Shareholders, after prior consultation with the Company in good faith.

Section 11. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Shareholders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Company, to the address of its principal executive offices. If to any Shareholder, at such Shareholder’s address as set forth on the records of the Company. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c) Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the holders of a majority of the Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement; provided, further, that a Shareholder may assign its rights and obligations under this Agreement upon written notice to the Company (i) if such assignment is in connection with: (1) a transfer or sale of all or substantially all of the Registrable Securities held by such Shareholder or (2) a transfer or sale of at least one million shares of Common Stock or Registrable Securities that represent at least one million shares of Common Stock on an “as converted basis” (as adjusted after the date hereof for stock splits, stock dividends, recapitalizations and similar transactions) or (ii) to any of its partners, members, equityholders, or Affiliates or one or more private equity funds sponsored or managed by an Affiliate. For the avoidance of doubt, if any Shareholder assigns some or all of its rights hereunder to deliver a Demand Notice or a Take-Down Notice to any permitted assignee, such Shareholder shall, if such rights to deliver Demand Notices or Take-Down Notices are subject to limitations pursuant to this Agreement, including Section 3(e) and the provisos to Section 4(c), no longer be entitled to exercise such rights, but only to the extent assigned, and the exercise of such Demand Notice or Take-Down Notice by such assignee shall be subject to the provisions of this Agreement, including Section 3(e) and the provisos to Section 4(c). Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d) Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement, the Investment Agreement and the Certificates of Designations are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Investment Agreement and the Certificate of Designations, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j) Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

(k) Term. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided, that, such Shareholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in which any Registrable Securities of such Shareholders were included. From and after the date of this Agreement, the Company shall not enter into any agreement with any Person giving, including any holder or prospective holder of any securities of the Company, any registration rights (i) the terms of which are more favorable than, senior to or conflict with, the registration rights granted to the Shareholders hereunder or (ii) permitting such Person to exercise a demand registration right during the period expiring on the third anniversary of the date hereof.

(l) Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts of the United States of America located in New York County, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of Section 11(b).

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

CROCS, INC.

By:	/s/ Jeffrey Lasher
	Name:	Jeffrey Lasher
	Title:	Chief Financial Officer

[Registration Rights Agreement Signature Page]

BLACKSTONE CAPITAL PARTNERS VI L.P.

By: Blackstone Management Associates VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Prakash Melwani
	Name:	Prakash Melwani
	Title:	Sr. Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI-ESC L.P.

By: BCP VI Side-By-Side GP L.L.C., as general partner

By:	/s/ Prakash Melwani
	Name:	Prakash Melwani
	Title:	Sr. Managing Director

GREGG RIBATT

/s/ Gregg Ribatt

[Registration Rights Agreement Signature Page]

SCHEDULE 1

LIST OF PURCHASERS

Blackstone Capital Partners VI L.P., a Delaware limited partnership.

Blackstone Family Investment Partnership VI-ESC L.P., a Delaware limited partnership.

Mr. Gregg Ribatt

Schedule 1

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this      day of             , 20    , by and between                                          (the “New Shareholder”) and [—] (the “Company”), pursuant to a Registration Rights Agreement dated as of [—], 2014 (the “Agreement”), by and among the Company and the Purchasers. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights pursuant to the Agreement must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement (or as otherwise provided therein) and shall be deemed to be a Shareholder thereunder.

New Shareholder

Address:

Exhibit A-1

Agreed to on behalf of [the Company] pursuant to Section 11(c) of the Agreement.

[THE COMPANY]

By:

Printed Name and Title

Exhibit A-2